UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 16, 2014

MIDWEST ENERGY EMISSIONS CORP.
(Exact name of registrant as specified in its charter)

Commission file number 000-33067

Delaware	87-0398271
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

500 West Wilson Bridge Road, Suite 140 Worthington, Ohio	43085
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 505-6115

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 16, 2014, Midwest Energy Emissions Corp. (the “Company”) entered into a Debt Conversion Agreement (the “Conversion Agreement”) with Richard MacPherson, a director of the Company (“MacPherson”), 3253517 Nova Scotia Limited (the “Nova Scotia Company”) and Eastern Emissions Consultants Incorporated (“Eastern Emissions”). MacPherson is the controlling principal of both the Nova Scotia Company and Eastern Emissions. Pursuant to the Conversion Agreement, the amount of $381,169.35 (the “MacPherson Debt”) due and owing to MacPherson and Eastern Emissions was converted into 346,518 Units of the Company at a conversion price of $1.10 per Unit with each Unit consisting of one share of the Company’s common stock, and a five-year warrant to purchase one additional share of common stock at an exercise price of $1.10 per share.

Immediately prior to the conversion, MacPherson and Eastern Emissions assigned and transferred the full amount of the MacPherson Debt to the Nova Scotia Company. As a result, the 346,518 Units have been issued to the Nova Scotia Company. The MacPherson Debt consisted of (i) $4,167.35 of remaining principal owing to MacPherson from a prior debt due to MacPherson for advances payable, most of which was converted into equity of the Company in 2013; (ii) $216,502 of accrued interest owing to MacPherson on such prior advances; (iii) $10,500 owing to MacPherson for certain truck rental fees incurred in 2011; and (iv) $150,000 owing to Eastern Emissions for unpaid consulting fees through December 31, 2013 under a Consulting Agreement between the Company and Eastern Emissions entered into as of January 10, 2012. The Units acquired by the Nova Scotia Company have the same terms as the units recently sold to certain accredited investors in a private placement.

The foregoing description of the Conversion Agreement is qualified in its entirety by the full text of such document which is filed as Exhibit 10.1 to this report and incorporated by reference into this Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01 of this report for information on the Conversion Agreement pursuant to which the Company has issued to the Nova Scotia Company 346,518 Units of the Company with each Unit consisting of one share of the Company’s common stock, and a five-year warrant to purchase one additional share of common stock at an exercise price of $1.10 per share. The securities were issued in reliance upon the exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506 thereunder.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

10.1*	Debt Conversion Agreement by and among Midwest Energy Emissions Corp., Richard MacPherson, 3252517 Nova Scotia Limited and Eastern Emissions Consultants Incorporated dated June 16, 2014.
_____________
*  Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Midwest Energy Emissions Corp.

Date: June 19, 2014	By:	/s/ Richard H Gross
Richard H. Gross
Chief Financial Officer

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